Exhibit 99.1

Gritstone bio Takes Action to Preserve Value and Strengthen Capital Structure

Voluntarily Files for Chapter 11 Restructuring

Strategic Alternatives Process Continues with Interest from Parties

EMERYVILLE, Calif. --(BUSINESS WIRE)-- Oct. 10, 2024 – Gritstone bio, Inc. (Nasdaq: GRTS) (“Gritstone” or the “Company”), a clinical-stage biotechnology company working to develop the world’s most potent vaccines, today announced it has filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Gritstone intends to use the court-administered restructuring process to preserve value and support its ongoing strategic alternatives process. The Company is in discussions with a party to act as a stalking horse bidder or plan sponsor and intends to present an agreement to the Court as early as next week in order to enter into a value-maximizing transaction and continue to research and develop its next-generation vaccines and immunotherapies for oncology and infectious diseases.

“Our world-class science and cutting-edge innovations have positioned us at the forefront of oncology and medical breakthroughs. We recently reported encouraging interim Phase 2 data from our ongoing study evaluating GRANITE, which continues to demonstrate an emerging benefit for patients, however, additional time is needed for the data to mature,” said Andrew Allen, MD, PhD, Co-founder, President & CEO of Gritstone. “The decision to file for chapter 11 relief allows us to stay focused on our mission of bringing potentially life-saving treatments like GRANITE to patients around the world.”

During its financial restructuring process, Gritstone intends to operate in the ordinary course and remains committed to advancing its clinical programs, including its ongoing neoantigen immunotherapy and infectious disease programs, and driving innovation in immunotherapy and vaccine development.

Gritstone is filing customary “first day” motions in its chapter 11 case with the intention of ensuring normal operations. Upon court approval of these first day motions, Gritstone intends to minimize the impact of the bankruptcy process on the Company’s vendors, employees, and other key stakeholders.

Additional information regarding Gritstone’s chapter 11 process is available at https://www.veritaglobal.net/gritstone. Stakeholders with questions may call the Company’s Claims Agent, Verita Global, at 877-709-4754 or 424-236-7233 if calling from outside the U.S. or Canada, or send an inquiry by visiting https://www.veritaglobal.net/gritstone/inquiry.

Advisors

Pachulski Stang Ziehl & Jones LLP is serving as legal counsel, Fenwick & West LLP is serving as general corporate counsel, Raymond James & Associates, Inc. is serving as investment banker, PwC is serving as financial advisor, and C Street Advisory Group is serving as strategic communications advisor to the Company.

About Gritstone

Gritstone bio, Inc. (Nasdaq: GRTS) is a clinical-stage biotechnology company that aims to develop the world’s most potent vaccines. We leverage our innovative vectors and payloads to train multiple arms of the immune system to attack critical disease targets. Independently and with our collaborators, we are advancing a portfolio of product candidates to treat and prevent viral diseases and solid tumors in pursuit of improving patient outcomes and eliminating disease. www.gritstonebio.com

Gritstone Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the process and potential outcomes of Gritstone’s chapter 11 case, Gritstone’s ability to continue to operate as usual during the chapter 11 case, Gritstone’s ability to enter into a transaction in the chapter 11 case and strengthen its capital structure, and Gritstone’s ability to present a stalking horse bidder or plan sponsor to the Court. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, risks inherent in the bankruptcy process, including the outcome of the chapter 11 case; Gritstone’s financial projections and cost estimates; Gritstone’s ability to raise additional funds or secure additional financing during the chapter 11 case; Gritstone’s ability to conduct asset sales; the impact of the chapter 11 case on the listing of the Gritstone’s common stock on the Nasdaq Stock Market; and the effect of the chapter 11 case on Gritstone’s business prospects, financial results and business operations. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Gritstone’s most recent Quarterly Report on Form 10-Q filed on August 13, 2024 and any current and periodic reports filed with the Securities and Exchange Commission.

Media

C Street Advisory Group

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